MANAGEMENT AGREEMENT


TO:  MIDWEST GROUP FINANCIAL SERVICES, INC.
     312 Walnut Street
     Cincinnati, Ohio  45202

Dear Sirs:

     Midwest Group Tax Free Trust (hereinafter referred to as the "Trust") herewith confirms our agreement with you.

     The Trust has been organized to engage in the business of an investment company. The Tax-Free Money Fund, the Tax-Free Intermediate Term Fund, the Ohio Insured Tax-Free Fund, the Ohio Tax-Free Money Fund and the California Tax-Free Money Fund (the "Funds") have been established as five series of the Trust. You have been selected to act as the investment adviser of the Funds and to provide certain other services, as more fully set forth below, and you are willing to act as such investment adviser and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust agrees with you as follows upon the date of the execution of this Agreement.

1.   ADVISORY SERVICES
     ------------------
     You will regularly provide the Funds with such investment advice as you in your discretion deem advisable and will furnish a continuous investment program for each of the Funds consistent with their respective investment objectives and policies. You will determine what securities shall be purchased for each Fund, what portfolio securities shall be held or sold by each Fund, and what portion of each Fund's assets shall be held uninvested, subject always to the Funds' investment objectives, policies and restrictions, as each of the same shall be from time to time in effect, and subject further, to such policies and instructions as the Board of Trustees (the "Board") of the Trust may from time to time establish and supply to you copies thereof.
You will advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and the appropriate committees of the Board regarding the conduct of the business of the Trust.

2.   ALLOCATION OF CHARGES AND EXPENSES
     -----------------------------------
     You will pay the compensation and expenses of any persons rendering any services to the Funds who are officers, directors, stockholders or employees of your corporation and will make available, without expense to the Funds, the services of such of your employees as may duly be elected officers or trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

     Notwithstanding the foregoing, the Funds will pay the compensation and expenses of the Chief Financial Officer of the Trust. The compensation and expenses of any officers, trustees and employees of the Trust who are not officers, directors, employees or stockholders of your corporation will be paid by the Funds.

     You will pay all advertising and promotion expenses incurred in connection with the sale or distribution of the Funds' shares to the extent such expenses are not assumed by the Funds under the Trust's Distribution Expense Plan. You will reimburse the Trust's principal underwriter for any expenses incurred by it in the performance of its obligations under the Underwriting Agreement with the Trust.

     The Funds will also be responsible for the payment of all other operating expenses of the Trust, including fees and expenses incurred by the Trust in connection with membership in investment company organizations, brokerage fees and commissions, legal, auditing and accounting expenses, expenses of registering shares under Federal and State securities laws, insurance expenses, taxes or governmental fees, fees and expenses of the custodian, transfer, shareholder service and dividend disbursing agent and accounting and pricing agent of the Funds, expenses including clerical expenses of issue, sale, redemption or repurchase of shares of the Funds, the fees and expenses of trustees of the Trust who are not affiliated with you, the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses for delivery to the Funds' shareholders, the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders, expenses of shareholders' meetings and proxy solicitations, such extraordinary or non-recurring expenses as may arise, including litigation to which the Trust may be a party and indemnification of the Trust's officers and trustees with respect thereto, or any other expense not specifically described above incurred in the performance of the Trust's obligations. All other expenses not assumed by you herein incurred by the Funds in connection with the organization, registration of shares and operations of the Funds will be borne by the Funds.

3.   COMPENSATION OF THE ADVISER
     ----------------------------
     For all of the services to be rendered and payments made as provided in this Agreement, each Fund will pay you as of the last day of each month, a fee equal to the annual rate of:
     50/100 of 1% of the average value of the daily net assets of the Fund up to $100,000,000; 45/100 of 1% of such assets from $100,000,000 to $200,000,000; 40/100 of 1% of such assets from $200,000,000 to and including $300,000,000 and 37.5/100 of 1% of such assets in excess of $300,000,000.

     The total fees payable during each of the first and second halves of each fiscal year of the Trust shall not exceed the semiannual total of the daily fee accruals requested by you during the applicable six month period.
The average value of net assets shall be determined pursuant to the applicable provisions of the Declaration of Trust of the Trust or a resolution of the Board, if required. If, pursuant to such provisions, the determination of net asset value of a Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of such Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Funds' net assets may lawfully be determined, on that day. If the determination of the net asset value of a Fund's shares has been suspended for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

     You agree that your compensation during any fiscal year hall be reduced by an amount, if any, which the expenses of the Trust or a Fund for such fiscal year exceed the lowest applicable expenses limitation applicable to the Trust or a Fund imposed by state securities administrators in states where the Funds' shares are qualified for sale, as such limitations may be lowered or raised from time to time. The payment of your compensation at the end of any month will be reduced or postponed or, if necessary, a refund will be made to the Funds at the end of such month, so that at no time will there be any accrued but unpaid liability in excess of the above expense limitation. You shall refund to the Funds at the close of each year, the amount of any additional reduction of your compensation pursuant to this paragraph, provided, however, that you will not be required to pay any Fund an amount greater than the fee paid to you by such Fund in respect of such year pursuant to this Agreement. As used in this paragraph "expenses" shall mean those expenses icluded in the applicable expenses limitation and "expense limitation" means a limit on the maximum annual expenses which may be incurred by an investment company or a series of an investment company determined by multiplying a fixed percentage by the average or multiplying more than one such percentage by different specified amounts of the average of the values of the daily net assets of the investment company or the series for a fiscal year. The words "lowest expense limitation" shall be construed to result in the largest reduction of your compensation for any fiscal year of the Trust.

     Your compensation with respect to each additional series of the Trust effectively registered for sale in a public offering after the date of this Agreement shall be determined by the Board, including a majority of the Trustees who are not "interested persons" (as defined in the Investment Company Act of 1940) of you or of the Trust, and approved pursuant to the provisions of Section 15 of the Investment Company Act of 1940.

4.   EXECUTION OF PURCHASE AND SALE ORDERS
     --------------------------------------
     In connection with purchases or sales of portfolio securities for the account of the Funds, it is understood that you will arrange for the placing of all orders for the purchase and sale of portfolio securities for the Funds' accounts with brokers or dealers selected by you, subject to review of this selection by the Board from time to time.
You will be responsible for the negotiation and the allocation of principal business and portfolio brokerage.
In the selection of such brokers or dealers and the placing of such orders, you are directed at all times to seek for the Funds the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

     You should generally seek favorable prices and commission rates that you reasonable in relation to the benefits received. In seeking best qualitative execution, you are authorized to select brokers or dealers who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of
1934) to the Funds and/or the other accounts over which you exercise investment discretion. You are authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if you determine in good faith that the amount of the commission is reasonable in relation to the value of the brokerage and research services provided by the executing broker or dealer. The determination may be viewed in terms of either a particular transaction or your overall responsibilities with respect to the Funds and to accounts over which you exercise investment discretion. The Trust and you understand that, although the information may be useful to the Trust and you, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Funds to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Funds.

     Consistent with the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and subject to seeking best qualitative execution, you may give consideration to sales of shares of a Fund as a factor in the selection of brokers and dealers to execute portfolio transactions of that Fund.

     If any occasion should arise in which you give any advice to clients of yours concerning the shares of the Funds, you will act solely as investment counsel for such client and not in any way on behalf of the Trust. Your services to the Trust pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and other services to others.

5.   LIMITATION OF LIABILITY OF ADVISER
     -----------------------------------
     You (including your directors, officers, shareholders, employees, control persons and affiliates of any thereof) shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from the reckless disregard by you of your obligations and duties under this Agreement ("disabling conduct"). However, you will not be indemnified for any liability unless (1) a final decision is made on the merits by a court or other body before whom the proceeding was brought that you were not liable by reason of disabling conduct, or (2) in the absence of such a decision, a reasonable determination is made, based upon a review of the facts, that you were not liable by reason of disabling conduct, by (a) the vote of a majority of a quorum of trustees who are neither "interested persons" of the Trust as defined in the Investment Company Act of 1940 nor parties to the proceeding ("disinterested, non-party trustees"), or (b) an independent legal counsel in a written opinion. The Trust will advance attorneys' fees or other expenses incurred by you in defending a proceeding, upon the undertaking by or on behalf of you to repay the advance unless it is ultimately determined that you are entitled to indemnification, so long as you meet at least one of the following as a condition to the advance: (1) you shall provide a security for your undertaking, (2) the Trust shall be insured against losses arising by reason of any lawful advances, or (3) a majority of a quorum of the disinterested, non-party trustees of the Trust, or an independent legal counsel in a written opinion, shall determine, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that you ultimately will be found entitled to indemnification. Any person employed by you who may also be or become an employee of the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as your employee or agent.

6.   DURATION AND TERMINATION OF THIS AGREEMENT
     -------------------------------------------
     This Agreement shall remain in force for a period of two (2) years from the date of its execution and from year to year thereafter as to each Fund, subject to annual approval by (i) the Board of the Trust or (ii) a vote of a majority (as defined in the Investment Company Act of 1940) of the outstanding voting securities of such Fund, provided that in either event continuance is also approved by a majority of the trustees who are not interested persons of you or of the Trust, by a vote cast in person at a meeting called for the purpose of voting such approval.

     If the shareholders of any Fund fail to approve the Agreement in the manner set forth above, upon approval of the Board, you may continue to serve or act in such capacity for that Fund for the period of time (not exceeding one hundred and twenty days after the termination of the Agreement) pending required appoval of the Agreement, of a new agreement with you or a different adviser or other definitive action; provided that the compensation to be paid by the Fund to you will be equal to the lesser of your actual costs incurred in furnishing investment advisory services to the Fund or the amount you would have received under this Agreement.

     This Agreement may, on sixty days' written notice, be terminated at any time without the payment of any penalty, by the Board, by a vote of a majority of the outstanding voting securities of the Trust or by you. This Agreement shall automatically terminate in the event of its assignment.

7.   USE OF NAME
     ------------
     It is expressly understood that you may use the name "Midwest..." and "Midwest Group" or any derivation thereof in connection with another business enterprise, including any registered investment company with which you are, or may become associated, so long as such use is permitted under the Investment Company Act of 1940 and other applicable law.

8.   AMENDMENT OF THIS AGREEMENT
     ----------------------------
     No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Fund to which the amendment relates and by the Board, including a majority of the trustees who are not interested persons of you or of the Trust, cast in person at a meeting called for the purpose of voting on such approval.

9.   LIMITATION OF LIABILITY
     ------------------------
     The term "Midwest Group Tax Free Trust" means and refers to the trustees from time to time serving under the Trust's Declaration of Trust as the same may subsequently thereto have been, or subsequently hereto be, amended. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust, personally, but bind only the trust property of the Trust, as provided in the Declaration of Trust of the Trust. The execution and delivery of this Agreement have been authorized by the trustees and shareholders of the Trust and signed by the officers of the Trust, acting as such, and neither such authorization by such trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Declaration of Trust.

10.  MISCELLANEOUS
     --------------
     The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

     If you are in agreement with the foregoing, please sign the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract upon the date thereof.

                              Yours very truly,

ATTEST:                       MIDWEST GROUP TAX FREE TRUST

/s/ John F. Splain                /s/ Robert H. Leshner
-------------------------     By: --------------------------

Dated:  January 30, 1990
Revised December 31, 1994

                           ACCEPTANCE
                            -----------
     The foregoing Agreement is hereby accepted.

ATTEST:               MIDWEST GROUP FINANCIAL SERVICES, INC.

/s/ John F. Splain        /s/ Robert H. Leshner
-------------------   By: ----------------------------------

Dated:  January 30, 1990
Revised December 31, 1994